Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-113390) pertaining to the Voluntary Investment Pension Plan for Hourly Employees of The Timken Company of our report dated June 22, 2007, with respect to the financial statements and schedules of the Voluntary Investment Pension Plan for Hourly Employees of The Timken Company included in this Annual Report
(Form 11-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Cleveland, Ohio
June 22, 2007